Exhibit 32.1

CERTIFICATION

The following is the certification required pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Annual Report of Tower Park Marina Investors, LP (the “Company”) on Form 10K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Michael M. Sachs
Michael M. Sachs
President, Secretary and Director of Westrec Investors, Inc., the Corporate General Partner of the Registrant. (principal executive officer)

/s/ William W. Anderson
William W. Anderson
Director of Westrec Investors, Inc., the Corporate General Partner of the Registrant (principal operating officer)

/s/ Jeffrey K. Ellis
Jeffrey K. Ellis
Vice President and Chief Financial Officer of Westrec Investors, Inc., the Corporate General Partner of the Registrant (principal financial officer and principal accounting officer)